Exhibit 99.1
Filed by Park Sterling Corporation pursuant to Rule 425 under the Securities Act of 1933 and deemed filed under Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: Citizens South Banking Corporation Commission File No. 000-23971

Press Release

Park Sterling Corporation and Citizens South Banking Corporation to Merge

Charlotte, NC and Gastonia, NC – May 14, 2012 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, and Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank, jointly announced today the signing of a definitive merger agreement under which Park Sterling will acquire Citizens South for a total value of approximately $77.8 million, excluding the exchange of $20.5 million in preferred stock issued to the United States Department of the Treasury in connection with Citizens South’s participation in the Small Business Lending Fund.

Upon completion of the transaction, the combined company will have approximately $2.2 billion in total assets, $1.7 billion in total deposits, $1.4 billion in total loans, and a network of 45 branches in the Carolinas and North Georgia. The combined company will rank as the largest community bank in the Charlotte-Gastonia-Rock Hill MSA, based on the most recent available deposit market share data, with 14 branches and pro forma deposits of approximately $771 million (source: SNL Financial; June 30, 2011).

The merger agreement has been unanimously approved by the board of directors of each company. Closing of the transaction, which is expected to occur in the fourth quarter of 2012, is subject to customary conditions, including approval by Citizens South’s shareholders, approval by Park Sterling’s shareholders and receipt of regulatory approval.  In addition, Park Sterling’s obligation to complete the transaction is conditioned on the FDIC’s consent to the assignment of existing FDIC loss-share agreements to which Citizens South is a party.  At closing, Citizens South Banking Corporation will be merged into Park Sterling Corporation and, as soon as practicable following the closing, it is anticipated that Citizens South Bank will merge with and into Park Sterling Bank.

James C. Cherry, Chief Executive Officer of Park Sterling commented, “Our proposed merger with Citizens South is the culmination of extensive due diligence and thoughtful discussions, which we expect to result in a strong business and cultural fit. We believe this transformational partnership will be positive for our shareholders, customers, employees and communities. Citizens South’s footprint is virtually a perfect fit with Park Sterling’s. In combination, we will be the largest community banking franchise in the very desirable Charlotte-Gastonia market. In addition, our combined footprint will extend through the attractive Upstate region of South Carolina, including the high growth Greenville-Spartanburg corridor, into North Georgia. We will also enjoy a very healthy balance sheet and powerful earnings capabilities. We are proud to partner with Kim Price and his capable team at Citizens South and look forward to continuing their company’s 107 year history of providing outstanding service to their communities.”

1 Page

Kim S. Price, President and Chief Executive Officer of Citizens South, will be appointed as a member and vice chairman of Park Sterling’s board of directors. He will transition from executive management to a consulting role with the combined company after closing.  In addition, Ben R. Rudisill, II, currently a director of Citizens South, will be appointed as a member of Park Sterling’s board of directors.

“We are very excited about entering into this partnership with Park Sterling,” stated Mr. Price.  “We believe our combined company will be quickly recognized as the premier community bank in the Charlotte-Gastonia market given our branch network, product capabilities, service offerings, banking talent, balance sheet strength and earnings potential. In addition, Park Sterling’s significant presence in the Upstate region of South Carolina provides a bridge to Citizens South’s branches in North Georgia.”

Under the terms of the merger agreement, Citizens South shareholders will have the right to receive either $7.00 in cash or 1.4799 Park Sterling shares for each Citizens South share they hold, subject to the limitation that the total consideration will consist of 30.0% in cash and 70.0% in Park Sterling shares. Those Citizens South shares exchanged for stock will convert to Park Sterling shares in what is intended to be a tax-free exchange. Cash will also be paid in lieu of fractional shares.  The transaction value at the time of the proposed merger may change due to potential fluctuations in the price of Park Sterling stock.

As part of the combined company’s commitment to the Charlotte-Gastonia market, Messrs. Cherry and Price today announced Park Sterling’s intent to donate $500,000 over the next ten years to the Gaston County Community Foundation to support local charities. This philanthropic gift will be administered on behalf of Park Sterling by Mr. Price, Eugene R. Matthews and Richard K. Craig, each of whom is currently a director of Citizens South. In addition, the combined company has committed to maintain an operations center in Gastonia, North Carolina, where Citizens South is headquartered.

Sandler O’Neill + Partners, L.P. served as financial advisor to Park Sterling, and Keefe, Bruyette & Woods, Inc. served as financial advisor to Citizens South. McGuireWoods LLP served as outside legal counsel to Park Sterling, while Luse Gorman Pomerenk & Schick, P.C. served as outside legal counsel to Citizens South.

Webcast
Park Sterling Corporation and Citizens South Banking Corporation will host a conference call this morning at 8:30 a.m., EDT (May 14, 2012).  The conference call can be accessed by dialing (877) 317-6789 and requesting the Park Sterling Corporation call.  Listeners should dial in 10 minutes prior to the start of the call.  The presentation slides will be available on the respective websites of Park Sterling and Citizens South at www.parksterlingbank.com and www.citizenssouth.com.  A replay of the call will also be available approximately one hour after the end of the call through 9:00 a.m., EDT on May 29, 2012.  To access the replay dial (877) 344-7529, conference code 10014376.

2 Page

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Park Sterling will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a joint proxy statement of Park Sterling and Citizens South that also constitutes a prospectus of Park Sterling, as well as other relevant documents concerning the proposed merger.  INVESTORS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/ PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER.

A free copy of the joint proxy statement/prospectus, as well as other filings containing information about Park Sterling and Citizens South, may be obtained after their filing at the SEC's Internet site (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on the respective websites of Park Sterling and Citizens South at www.parksterlingbank.com and www.citizenssouth.com.

Participants in Solicitation
Park Sterling and Citizens South and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Park Sterling and Citizens South and other persons who may be deemed participants in this solicitation will be included in the joint proxy statement/prospectus.  Information about Park Sterling’s executive officers and directors can be found in Park Sterling’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed with the SEC on April 16, 2012. Information about Citizens South’s executive officers and directors can be found in Citizens South’s definitive proxy statement in connection with its 2012 Annual Meeting of Stockholders filed with the SEC on April 13, 2012. Free copies of these documents can be obtained from the sources indicated above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Park Sterling Corporation
Park Sterling Corporation is the holding company for Park Sterling Bank, headquartered in Charlotte, North Carolina. Park Sterling’s primary focus is to provide financial services to small and mid-sized businesses, owner-occupied and income producing real estate owners, professionals and consumers doing business or residing within its target markets. Park Sterling offers a full array of banking services, including a diverse wealth management group. Park Sterling is focused on building a banking franchise across the Carolinas and Virginia that is noted for sound risk management, superior customer service and exceptional client relationships. For more information, visit www.parksterlingbank.com. Park Sterling’s shares are traded on NASDAQ under the symbol PSTB.

3 Page

About Citizens South Banking Corporation
Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At March 31, 2012, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, Fannin, and Gilmer counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC." The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains, and Park Sterling and Citizens South and their respective management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to:  synergies and other financial benefits from the proposed merger may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; inability to obtain governmental approvals of the combination on the proposed terms and schedule and the assignment of certain Citizens South FDIC loss-share agreements; failure of Park Sterling’s or Citizens South's shareholders to approved the merger; fluctuation in the trading price of Park Sterling's stock prior to the closing of the proposed merger, which would affect the total value of the proposed merger transaction; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, credit trends and conditions, including loan losses, allowance for loan losses, charge-offs, delinquency trends and nonperforming asset levels, and other similar matters with respect to Park Sterling or Citizens South; the effects of negative economic conditions or a “double-dip” recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; the impact of deterioration of the United States credit standing, changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of  allowance for loan losses of Park Sterling or Citizens South; deterioration in the credit quality of the loan portfolios of Park Sterling or Citizens South or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolios of Park Sterling or Citizens South; legal and regulatory developments; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s or Citizens South's financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. These forward-looking statements are not guarantees of future results or performance and involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to Park Sterling or Citizens South at the time that these disclosures were prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

4 Page

You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s or Citizens South’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling and Citizens South undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Contact:

James C. Cherry
Chief Executive Officer
Park Sterling Corporation
704-716-2134
jcherry@parksterlingbank.com

Kim S. Price
Chief Executive Officer
Citizens South Banking Corporation
704-884-2260
kim.price@citizenssouth.com

5  Page